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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-11651, 333-21593, 333-42536, 333-42538, 333-42540, 333-71872, 333-80225, 333-117637, 333-117638, 333-118952 and 333-128423 on Form S-8 of our report dated April 11, 2008 related to the consolidated financial statements of Aspen Technology, Inc. appearing in this Annual Report on Form 10-K of Aspen Technology, Inc. for the year ended June 30, 2008.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
June 30, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM